EXHIBIT 23.1

CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of CEL-SCI Corporation on Form S-8 whereby the Company proposes to sell up to 2,000,000 shares of the Company’s Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

Very Truly Yours,

HART & HART LLC

	By:	/s/ William T. Hart
William T. Hart

Denver, Colorado
August 30, 2024